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                                                                     Exhibit 3.4
[MINNESOTA
 STATE SEAL]

                          MINNESOTA SECRETARY OF STATE
                     AMENDMENT OF ARTICLES OF INCORPORATION

READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM.

1.   Type or print in black ink.

2. There is a $35.00 fee payable to the Secretary of State for filing this "Amendment of Articles of Incorporation".

3. Return Completed Amendment Form and Fee to the address listed on the bottom of the form.
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CORPORATE NAME: (List the name of the company prior to any desired name change)

Verso Technologies, Inc.
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This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

                                          ------------------------------------
                                                 Format (mm/dd/yyyy)

The following amendment(s) to articles regulating the above corporation were adopted: (insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form ____1____.)

                                  ARTICLE III

Section 3.1

This corporation shall have the authority to issue an aggregate of three hundred million (300,000,000) shares of Common Stock, each with $.01 par value per share. Such shares shall be designated as this corporation's "Common Stock".

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                                            /s/ Juliet M. Reising
                                         ---------------------------------------
                                                (Signature of Authorized Person)


Name and telephone number of contact person:  Lori Gelchion      (404) 420-4646
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                                                     Please print legibly

STATE OF MINNESOTA
DEPARTMENT OF STATE
       FILED
    JUN 17 2005
   /s/ Illegible
Secretary of State

If you have any questions please contact the Secretary of State's office at
(651) 296-2803.


RETURN TO:  Secretary of State, Business Services Division
            180 State Office Bldg., 100 Rev. Dr. Martin Luther King Jr. Blvd St. Paul, MN 55155-1299. (651) 296-2803

                 Make Check Payable to the "Secretary of State".
                      Your cancelled Check is your receipt

All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing.

The Secretary of State's Office does not discriminate on the basis of race, creed, color, sex, sexual orientation, national origin, age, marital status, disability, religion, reliance on public assistance, or political opinions or affiliations in employment or the provision of services. This document can be made available in alternative formats, such as large print, Braille or audio tape, by calling (651) 296-2803/Voice. For TTY communication, contact the Minnesota Relay Service at 1-800-627-3529 and ask them to place a call to
(651) 296-2803.